Exhibit 99.1

Media Contact:	Investor Contacts:
Eric Boomhower	Iris Griffin	Byron Hinson
(803) 217-7701	(803) 217-6642	(803) 217-5352
eboomhower@scana.com	igriffin@scana.com	bhinson@scana.com

SCANA Reports Financial Results for Third Quarter 2012

Cayce, S.C., November 6, 2012... SCANA Corporation (NYSE: SCG) today announced earnings for the third quarter of 2012 of $122 million, or 93 cents basic earnings per share, compared to earnings of $105 million, or 81 cents basic earnings per share, for the third quarter of 2011. During the third quarter, increases in electric and gas margins principally from base rate increases were partially offset by increases in interest and depreciation expenses, and share dilution.

For the nine months ended September 30, 2012, SCANA reported earnings of $315 million, or $2.41 basic earnings per share, compared to earnings of $289 million, or $2.25 basic earnings per share, for the same period in 2011.

“We are pleased with the results for the third quarter of 2012,” said Jimmy Addison, executive vice president and chief financial officer. “Margins were higher than last year due to customer growth and base rate increases under the Base Load Review Act. We are tightening our earnings guidance for the year to be in the range of $3.10 to $3.25 basic earnings per share and maintaining our internal target of $3.17 per share.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Earnings in the third quarter of 2012 at South Carolina Electric & Gas Company (SCE&G), SCANA's principal subsidiary, were $132 million, or $1.01 basic earnings per share compared to earnings of $120 million, or 92 cents basic earnings per share, in 2011. The increase in earnings was due to higher margins from base rate increases under the Base Load Review Act and the Rate Stabilization Act, along with lower operating and maintenance expenses. These increases were partially offset by increases in interest and depreciation expense and share dilution. At September 30, 2012, SCE&G was serving approximately 669,000 electric customers and approximately 317,000 natural gas customers, up 0.6 and 1.5 percent, respectively, over 2011.

PSNC Energy

For the third quarter of 2012, PSNC Energy, the Company's North Carolina-based retail natural gas distribution subsidiary, reported a seasonal loss of $4 million, or 3 cents per share compared to a loss of $5 million, or 3 cents per share, in the third quarter of 2011. Increases in margin due to customer growth were offset by higher depreciation and interest expenses. At September 30,

2012, PSNC Energy was serving approximately 485,000 customers, an increase of 2.0 percent over the previous year.

SCANA Energy - Georgia

SCANA Energy, the Company's retail natural gas marketing business in Georgia, reported a seasonal loss of $5 million, or 3 cents per share, in the third quarter of 2012 compared to a loss of $4 million, or 3 cents per share, in the third quarter of the prior year. At September 30, 2012, SCANA Energy was serving approximately 440,000 customers.

Corporate and Other, Net

SCANA's corporate and other businesses, which include Carolina Gas Transmission (CGT), SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss of $2 million, or 2 cents per share, in the current quarter, compared to a loss of $6 million, or 5 cents per share in the third quarter of 2011. The results for 2011 reflect a slightly higher quarterly effective income tax rate at the holding company, while 2012's results also reflect revenue growth at CGT.

EARNINGS OUTLOOK

The Company tightened its guidance for 2012 basic earnings per share to be in the range of $3.10 to $3.25. These estimates assume the sale of the shares under the 2010 equity forward in the first quarter of 2013. Other factors and risks that could impact future earnings are discussed in the Company's filings with the Securities and Exchange Commission and below under the Safe Harbor Statement.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 11:00 a.m. ET on Tuesday, November 6, 2012. The call-in numbers for the conference call are 1-800-860-2442 (US), 1-866-605-3852 (Canada) and 1-412-858-4600 (International). Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through November 21, 2012. The telephone replay numbers are 1-877-344-7529 (US) and 1-412-317-0088 (Canada/International). The passcode for the telephone replay is 10019124.

All interested persons, including investors, media and the general public, may listen to a live webcast and access related presentation materials of the conference call at the Company's website at www.scana.com. Participants should go to the website at least 5 to 10 minutes prior to the call start time and follow the instructions.

PROFILE

SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 669,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company's website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA; (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (6) the impact of conservation efforts and/or technological advances on customer usage; (7) growth opportunities for SCANA's regulated and diversified subsidiaries; (8) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity; (9) changes in SCANA's or its subsidiaries' accounting rules and accounting policies; (10) the effects of weather, including drought, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries (the Company) are located and in areas served by SCANA's subsidiaries; (11) payment and performance by counterparties and customers as contracted and when due; (12) the results of efforts to license, site, construct and finance facilities for electric generation and transmission; (13) maintaining creditworthy joint owners for SCE&G's new nuclear generation project; (14) the ability of suppliers, both domestic and international, to timely provide the labor, components, parts, tools, equipment and other supplies needed, at agreed upon prices, for our construction program, operations and maintenance; (15) the results of efforts to ensure the physical and cyber security of key assets and processes; (16) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (17) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company's businesses; (18) labor disputes; (19) performance of SCANA's pension plan assets; (20) changes in taxes; (21) inflation or deflation; (22) compliance with regulations; (23) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (24) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or SCE&G with the United States Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income
(Millions, except per share amounts) (Unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Operating Revenues:
Electric	$714	$728	$1,851	$1,903
Gas-Regulated	109	115	513	613
Gas-Nonregulated	215	249	690	858
Total Operating Revenues	1,038	1,092	3,054	3,374

Operating Expenses:
Fuel Used in Electric Generation	239	277	617	739
Purchased Power	9	6	20	16
Gas Purchased for Resale	248	291	837	1,101
Other Operation and Maintenance	165	166	510	501
Depreciation and Amortization	89	87	267	259
Other Taxes	50	50	156	153
Total Operating Expenses	800	877	2,407	2,769

Operating Income	238	215	647	605

Other Income (Expense)
Other Income	13	12	39	36
Other Expense	(9)	(10)	(29)	(29)
Interest Charges, Net	(75)	(73)	(219)	(212)
Allowance for Equity Funds Used During Construction	6	5	13	13
Total Other Expense	(65)	(66)	(196)	(192)

Income Before Income Tax Expense	173	149	451	413
Income Tax Expense	51	44	136	124

Net Income	122	105	315	289

Basic Earnings Per Share of Common Stock	$0.93	$0.81	$2.41	$2.25
Diluted Earnings Per Share of Common Stock(1)	$0.91	$0.81	$2.37	$2.23
Weighted Average Shares Outstanding (Millions):
Basic	131.4	129.1	130.8	128.5
Diluted(1)	133.8	130.3	133.1	129.8
Dividends Declared Per Share of Common Stock	$0.495	$0.485	$1.485	$1.455
Note (1): In May 2010, SCANA entered into an equity forward sales agreement. During periods when the average market price of SCANA's common stock is above the per share adjusted forward sales price, the Company computes diluted earnings per share giving effect to this dilutive potential common stock using the treasury stock method.

Earnings per Share by Company:
(Unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
SC Electric & Gas	$1.01	$0.92	$2.15	$1.95
PSNC Energy	(0.03)	(0.03)	0.21	0.21
SCANA Energy-Georgia	(0.03)	(0.03)	0.02	0.11
Corporate and Other	(0.02)	(0.05)	0.03	(0.02)
Basic Earnings per Share	$0.93	$0.81	$2.41	$2.25
Diluted Earnings per Share(1)	$0.91	$0.81	$2.37	$2.23

Variances in Earnings per Share:
(Unaudited)
	Quarter Ended	Nine Months Ended
	September 30,	September 30,
2011 Basic Earnings per Share	$0.81	$2.25

Variances:
Electric Margin	0.11	0.36
Natural Gas Margin	0.02	(0.02)
Operations & Maintenance Expense	0.01	(0.05)
Interest Expense (Net of AFUDC)	(0.01)	(0.04)
Depreciation	(0.01)	(0.04)
Other Taxes	—	(0.02)
Other	0.01	0.01
Dilution	(0.01)	(0.04)
Variances in Earnings per Share	0.12	0.16

2012 Basic Earnings per Share	$0.93	$2.41
Additional dilution re: potential common stock(1)	(0.02)	(0.04)
2012 Diluted Earnings per Share(1)	$0.91	$2.37

Consolidated Operating Statistics:
	Quarter Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
Electric Operations:
Sales (GWh):
Residential	2,372	2,542	(6.7)	5,861	6,609	(11.3)
Commercial	2,132	2,180	(2.2)	5,622	5,769	(2.5)
Industrial	1,531	1,586	(3.5)	4,430	4,536	(2.3)
Other	167	169	(1.2)	449	440	2.0
Total Retail Sales	6,202	6,477	(4.2)	16,362	17,354	(5.7)
Wholesale	677	619	9.4	1,935	1,618	19.6
Total Sales	6,879	7,096	(3.1)	18,297	18,972	(3.6)

Customers (Period-End, Thousands)				669	665	0.6

	Quarter Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	4,283	4,304	(0.5)	35,348	45,041	(21.5)
Commercial	6,055	5,694	6.3	25,163	26,947	(6.6)
Industrial	58,359	51,525	13.3	155,908	139,871	11.5
Total Retail Sales	68,697	61,523	11.7	216,419	211,859	2.2
Sales for Resale	1,740	1,190	46.2	6,259	5,807	7.8
Total Sales	70,437	62,713	12.3	222,678	217,666	2.3

Transportation Volumes	35,111	35,849	(2.1)	111,109	116,872	(4.9)

Customers (Period-End, Thousands)				1,242	1,237	0.4

Security Credit Ratings (as of 11/6/12):
	Moody's	Standard & Poor's	Fitch
SCANA Corporation:
Senior Unsecured	Baa3	BBB	BBB+
Junior Subordinated Debt	Ba1	BBB-	BBB-
Commercial Paper	P-3	A-2	F-2
Outlook	Stable	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A3	A	A
Senior Unsecured	Baa2	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Stable	Stable

PSNC Energy:
Senior Unsecured	A3	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2